EXHIBIT 99.1

Predictive Oncology Announces Distribution of Series F Preferred Stock to Holders of its Common Stock

EAGAN, Minn., March 16, 2023 (GLOBE NEWSWIRE) -- Predictive Oncology Inc. (NASDAQ: POAI) (“Predictive Oncology” or the “Company”), today announced that its Board of Directors declared a dividend of one one-thousandth of a share of newly designated Series F Preferred Stock, par value $0.01 per share, for each outstanding share of the Company’s common stock held of record as of 5:00 p.m. Eastern Time on March 27, 2023. The shares of Series F Preferred Stock will be distributed to such recipients at 5:00 p.m. Eastern Time on March 27, 2023. The outstanding shares of Series F Preferred Stock will vote together with the outstanding shares of the Company’s common stock, as a single class, exclusively with respect to a reverse stock split, as well as any proposal to adjourn any meeting of stockholders called for the purpose of voting on the reverse stock split, and will not be entitled to vote on any other matter, except to the extent required under the Delaware General Corporation Law. Subject to certain limitations, each outstanding share of Series F Preferred Stock will have 1,000,000 votes per share (or 1,000 votes per one one-thousandth of a share of Series F Preferred Stock).

All shares of Series F Preferred Stock that are not present in person or by proxy at the meeting of stockholders held to vote on the reverse stock split as of immediately prior to the opening of the polls at such meeting will automatically be redeemed by the Company. Any outstanding shares of Series F Preferred Stock that have not been so redeemed will be redeemed if such redemption is ordered by the Company’s Board of Directors or automatically upon the approval by the Company’s stockholders of an amendment to the Company’s certificate of incorporation effecting the reverse stock split at such meeting.

The Series F Preferred Stock will be uncertificated, and no shares of Series F Preferred Stock will be transferable by any holder thereof except in connection with a transfer by such holder of any shares of the Company’s common stock held by such holder. In that case, a number of one one-thousandths of a share of Series F Preferred Stock equal to the number of shares of the Company’s common stock to be transferred by such holder would be transferred to the transferee of such shares of common stock.

Further details regarding the Series F Preferred Stock will be contained in a report on Form 8-K to be filed by the Company with the Securities and Exchange Commission.

About Predictive Oncology Inc.

As a science-driven company on the leading edge of oncology drug discovery, Predictive Oncology (NASDAQ: POAI) offers an unrivaled suite of solutions for the biopharma industry. Through the integration of scientific rigor and machine learning, the company has developed the ability to advance molecules into medicine more confidently by introducing human diversity earlier into the discovery process with the pairing of artificial intelligence and the world’s largest privately held biobank of over 150K tumor samples. Predictive Oncology’s solutions additionally include tumor models, biologics development, formulation design, a GMP facility, a CLIA laboratory and substantial scientific domain expertise.

Forward Looking Statements:

Certain matters discussed in this release contain forward-looking statements. These forward-looking statements reflect our current expectations and projections about future events and are subject to substantial risks, uncertainties and assumptions about our operations and the investments we make. All statements, other than statements of historical facts, included in this press release regarding our strategy, future operations, future financial position, future revenue and financial performance, projected costs, prospects, changes in management, plans and objectives of management are forward-looking statements. The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “would,” “target” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Our actual future performance may materially differ from that contemplated by the forward-looking statements as a result of a variety of factors including, among other things, factors discussed under the heading “Risk Factors” in our filings with the SEC. Except as expressly required by law, the Company disclaims any intent or obligation to update these forward-looking statements.

Bob Myers, CFO
Predictive Oncology Inc.
bmyers@predictive-oncology.com